                                                                    Exhibit 99.2

                             SUMMARY OF OPERATIONS
                             ---------------------

                            Period Ended:  3/31/98
Debtor:  Fretter, Inc.                                        Case No:  96-15177

                     Schedule of Postpetition Taxes Payable
                     --------------------------------------

                               Beginning  Accrued/  Payments/   Ending
                                Balance   Withheld  Deposits   Balance
                               ---------  --------  ---------  -------
Income Taxes Withheld:
Federal:                               0     2,572      2,572        0
State:                               795       698        795      698
Local:

FICA Withheld:                         0     1,261      1,261        0

Employers FICA:                        0     1,261      1,261        0

Unemployment Tax:
Federal:                             259        38                 297
State:                             2,692       525               3,217

Sales, Use & Excise Taxes              0                             0

Property Taxes                    81,382     3,578              84,960

Workers' Compensation

Other:
                                  ------     -----      -----   ------

TOTALS                            82,936     9,933      5,889   89,172
                                  ======     =====      =====   ======

                          AGING OF ACCOUNTS RECEIVABLE
                       AND POSTPETITION ACCOUNTS PAYABLE

Age in Days                       0-30       30-60     Over 60

PostPetition
Accounts Payable                ______      ______      87,316

Accounts Receivable             ______      ______  41,890,618


For all postpetition accounts payable over 30 days old, please attach a sheet listing each such account, to whom the account is owed, the date the account was opened, and the reason for non payment of the account.

Describe events or factors occurring during this reporting period materially affecting operations and formulation of a plan of Reorganization.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                     AGING

POST-PETITION PAYABLES OVER 30 DAYS
3/31/98


CITY OF DEARBORN             16,866    TO BE PAID OUT OF CLOSING PROCEEDS
CITY OF STERLING HEIGHTS     19,070    TO BE PAID OUT OF CLOSING PROCEEDS
POST-PETITION SERVICE
  CONTRACT REPAIR CLAIM      51,380    PAYMENT TIMING WILL BE PART OF FINAL PLAN
                             ------
                             87,316
                             ======